Exhibit 99.1

Investor Presentation First Quarter 2023

Disclosure Forward - Looking Statements This presentation contains forward - looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 . In some cases, such forward - looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words . Forward - looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward - looking statements . Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following : the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves ; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended ; downgrades in the financial strength rating of our regulated insurance subsidiaries impacting our ability to attract and retain insurance and reinsurance business that our subsidiaries write, our competitive position, and our financial condition ; the potential loss of key members of our management team or key employees, and our ability to attract and retain personnel ; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both ; the impact of a persistent high inflationary environment on our reserves, the values of our investments and investment returns, and our compensation expenses ; exposure to credit risk, interest rate risk and other market risk in our investment portfolio ; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships ; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships ; our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our Company against financial loss and that supports our growth plans ; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform their reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks ; inadequacy of premiums we charge to compensate us for our losses incurred ; changes in laws or government regulation, including tax or insurance law and regulations ; changes in U . S . tax laws and the interpretation of certain provisions of the 2017 Tax Act (including associated regulations), which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders ; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U . S . federal income taxation ; the Company or any of its foreign subsidiaries becoming subject to U . S . federal income taxation ; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities ; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events ; the effects of the COVID - 19 pandemic and associated government actions on our operations and financial performance ; potential effects on our business of emerging claim and coverage issues ; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents ; our ability to manage our growth effectively ; failure to maintain effective internal controls in accordance with Sarbanes - Oxley Act of 2002 , as amended (“Sarbanes - Oxley”) ; changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends ; and an adverse result in any litigation or legal proceedings we are or may become subject to . Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward - looking statements, is contained in our filings with the U . S . Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10 - K and our other documents on file with the SEC . These forward - looking statements speak only as of the date of this investor presentation and the Company does not undertake any obligation to update or revise any forward - looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise . Non - GAAP Financial Measures This presentation contains non - GAAP financial measures as defined by Regulation G of the rules of the SEC . These non - GAAP measures, such as underwriting profit, adjusted net operating (loss) income, tangible equity, tangible common equity, tangible equity per share, and tangible common equity per common share are not in accordance with, nor are they a substitute for, GAAP measures . We believe these non - GAAP measures provide users of our financial information useful insight into our performance . Investors should consider non - GAAP measures in addition to, and not as a substitute for, or superior to, the comparable GAAP measures . Please refer to pages 22 - 24 of this presentation for a reconciliation of the non - GAAP financial measures to the equivalent GAAP equivalents . Ratings Disclaimer Notice Reproduction of any information, data or material, including ratings (“Content”) in any form is prohibited except with the prior written permission of the relevant party . Such party, its affiliates and suppliers (“Content Providers”) do not guarantee the accuracy, adequacy, completeness, timeliness or availability of any Content and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such Content . In no event shall Content Providers be liable for any damages, costs, expenses, legal fees, or losses (including lost income or lost profit and opportunity costs) in connection with any use of the Content . A reference to a particular investment or security, a rating or any observation concerning an investment that is part of the Content is not a recommendation to buy, sell or hold such investment or security, does not address the suitability of an investment or security and should not be relied on as investment advice . Credit ratings are statements of opinions and are not statements of fact . Market and Industry Data This presentation includes market and industry data, forecasts and projections . We have obtained certain market and industry data from publicly available industry publications . These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed . The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved . 2

Executive Summary

4 Overview of James River We seek to deliver a consistent, top tier return on tangible common equity and generate sector leading value creation for shareholders x Unique franchise predominantly focused on the Excess and Surplus lines market and fronting and program business x Focused on small and middle market casualty risks, where we have meaningful expertise and have earned superior returns over our 20 year history x Highly efficient operator with leading expense ratio x Actively repositioning the organization around its core strengths while continuing to gain scale in our insurance operations x Disciplined underwriting culture that is focused on margins, while taking advantage of the current attractive market conditions to grow highly profitable business x Enhanced enterprise risk management (ERM) profile, with a refined ERM framework and additional expertise brought to the organization x For 2023, we anticipate a mid - teens return on tangible common equity, excluding AOCI

Our Business

- We are a specialty, low volatility underwriting company with an attractive, sizeable Excess & Surplus ("E&S") franchise and scaling "capital light" fronting business experiencing a robust market for property and casualty risk.
- Little catastrophe or cyber underwriting exposure, and effective use of reinsurance to limit volatility.
- Our focus is small and medium sized commercial account E&S casualty business which we look to continue to complement with a growing fronting business generating fee income within our Specialty Admitted segment.
- Our balance sheet has been significantly de-risked by two loss portfolio transfer ("LPT") transactions on distinct books of business, as well as significant reserve strengthening, and capital raised, since 2021.

Our Key Growth Opportunities

E&S Segment

- Focus is on small and medium sized commercial account E&S casualty business; generally $1.0 MM per occurrence limits; ~$24,000 average premium per policy
- Significant strength in current market environment
- The E&S segment has experienced 25 consecutive quarters of renewal rate increases; 68% CAGR over that time period
- Underwritten by specialists in 13 divisions and distributed through ~100 broker groups

PROFITABLE SPECIALTY UNDERWRITING

63% of 1Q 2023 LTM Consolidated GWP

$946 MM 1Q 2023 LTM GWP

$82 MM 1Q 2023 LTM Underwriting Profit 85.8% Combined Ratio

Specialty Admitted Segment

- Segment includes (i) a growing, deal-driven, "capital light" fee business that fronts admitted and non-admitted business and (ii) a targeted book of workers' compensation risks
- Business is scaling, as fee income grows and new programs are added, with a stable expense and capital base
- Experienced management team with a robust pipeline of new programs
- Gross fee income of $6 MM for 1Q 2023 increased 3% compared to 1Q 2022

A FOCUS ON FEE INCOME

33% of 1Q 2023 LTM Consolidated GWP

$489 MM 1Q 2023 LTM GWP

1Q 2023 LTM $3.6 MM Underwriting Profit 95.3% Combined Ratio

Casualty Reinsurance Segment

- We have decided to suspend writing business in this segment
- Segment was meaningfully downsized in 2022
- Majority of legacy reserves significantly de-risked via LPT closed in March 2022
- Third-party proportional and working-layer casualty business focused on small and medium U.S. specialty lines
- Loss mitigation features are widely utilized across the book

SUSPENDING UNDERWRITING ACTIVITIES

JAMES RIVER GROUP HOLDINGS, LTD.

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Attractive Growth Businesses

- Attractive E&S market poised for expected continued profitable growth as industry competitors retrench, and new businesses are forced to find insurance coverage in the E&S market given their lack of insurance loss history.
- Our primary businesses (Core E&S(1) and Specialty Admitted) have been profitable and consistently growing since 2013 and represented 93% of gross written premiums in 1Q 2023 LTM.
- Core E&S has grown substantially during recent market strength, with a $393 million or 76% increase in gross written premium since 2019 on an LTM basis.
- Core E&S is benefiting from significant rate hardening over a multi year period and strong renewal submission flow.

Historical GWP ($M) (2)



Growing businesses % of Consolidated GWP:
57% 53% 57% 60% 55% 61% 61% 86% 86% 92% 93%
23% CAGR in growing businesses (2013 – 1Q23)
$21 $59 $91 $182 $316 $374 $388 $409 $492 $490 $489
$190 $218 $235 $261 $282 $334 $517 $669 $799 $883 $910
2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 1Q23 LTM
Core E&S
Specialty Admitted
Commercial Auto
Casualty Re

Quarterly Core E&S Renewal Rate Increases



Compound aggregate rate increases on renewal book last 25 quarters = 68%
13% 2% 2% 10% 3% 5% 6% 6% 14% 19% 13% 9% 15% 18% 9% 10% 8% 14% 8% 7% 9%
Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23

(1) The term "Core E&S" used in this presentation refers to our Excess and Surplus lines segment excluding the commercial auto business written in such segment.
(2) The large commercial auto account in run off represents the bulk of our commercial auto gross written premiums through 12/31/2019. None of the remaining commercial auto business we write is exposed to the "ride-share" sector.

JAMES RIVER GROUP HOLDINGS, LTD.
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7 What is Driving Growth in the E&S Market? The E&S market began experiencing rate hardening in late 2018 / early 2019 and the hardening significantly accelerated in 2020 driven by the Global Pandemic. Admitted market carriers have been tightening underwriting guidelines or non - renewing business, pushing it to the E&S market Increasing jury verdicts and social inflation Continued growth and gains in employment despite economic concerns Increased risk of cyber threats as the world becomes more digitized Emergence of novel health risks Increasing catastrophe losses and risk of climate change + We believe we have little exposure to social inflation in our Core E&S book given its small account nature, risk profile and limit deployment New business formation and small business revamp are our key clients; significant growth in contract binding business We have negligible cyber exposure as an underwriter The overwhelming majority of our Core E&S book has an organic pathogen exclusion We write little cat exposed property, and for the risks we do insure we have robust reinsurance protection up to the 1:1,000 year level (1) (1) We have structured our reinsurance agreements so that our modeled net pre - tax loss from a 1:1,000 year probable maximum loss ("P ML") event would not exceed 2.5% of shareholders’ equity on a group - wide basis. Please refer to our most recent Form 10 - K and 10 - Q filings for a detailed description of our reinsurance progr am.

71% 75% 74% 83% 100% 94% 87% 95% 89% 87% 96% 97% 98% 101% 104% 99% 99% 99% 100% 103% 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 E&S Industry Combined Ratio P&C Industry Combined Ratio $27.3 $28.9 $29.8 $29.9 $31.5 $34.6 $40.3 $47.6 $62.9 $75.5 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 8 The E&S Market is Highly Attractive U.S. Excess & Surplus Lines DWP ($BN) Profitability of E&S Industry vs. Total P&C Industry: 10 Year Combined Ratio P&C Industry 2013 – 2022 Average Combined Ratio: 99.6% E&S Industry 2013 – 2022 Average Combined Ratio: 85.4% E&S industry DWP has grown at double digit rates the past 5 years driven by rising renewal rates and changes in risk appetite 2013 – 2017 Average Growth Rate: 4% E&S market generated ~14 points of underwriting alpha compared to the broader P&C industry Source: S&P Global Market Intelligence (and its affiliates, as applicable).

E&S: Broad Risk Appetite Permits Us to 'Pick Our Spots'

Our high caliber underwriting team, and use of technology, provide significant expertise to price our flow of skillfully underwritten risks

- 13 separate underwriting divisions focused on growth in very attractive markets led by seasoned underwriting veterans.
- Renewal rates increased more than 13% in each of 2020 and 2021 across our E&S business, as well as 10% during 2022.
- The 8.9% renewal rate increase in 1Q 2023 was the twenty-fifth consecutive quarter of rate increases, compounding to 68%.
- Significant growth and scale achieved during recent market strength, with a $393 million or 76% increase in Core E&S gross written premium since 2019.

	Gross Written Premium				FY 2021 - FY 2022		1Q22 - 1Q23		
Division	FY 2021	FY 2022	1Q 2022	1Q 2023	$ Change	% Change	$ Change	% Change	Description
Excess Casualty	$285.1	$310.4	$70.2	$81.4	$25.3	9%	$11.2	16%	Following form excess on risks similar to GC and MC
General Casualty	140.6	173.6	34.4	37.6	33.0	23%	3.2	9%	Premises ops (e.g., apartments, offices & restaurants)
Manufacturers & Contractors	139.7	156.6	35.8	42.2	16.9	12%	6.4	18%	Products liability & completed operations exposure
Excess Property	47.2	52.1	9.8	16.5	4.9	10%	6.7	69%	CAT-exposed excess property > 1/100 year return period
Energy	46.2	42.3	12.0	11.6	(3.9)	-8%	(0.5)	-4%	Oil field service contractors, mining, etc.
Small Business	32.6	36.9	9.0	10.2	4.3	13%	1.1	13%	Small accounts similar to GC and MC; includes contract binding
Commercial Auto [(1)]	34.6	38.0	8.4	6.5	3.3	10%	(1.9)	-22%	Hired / non-owned auto
Allied Health	35.2	34.2	8.1	7.0	(1.0)	-3%	(1.1)	-13%	Long-term care, outplacement facilities & social services
Life Sciences	35.9	32.3	6.8	5.9	(3.7)	-10%	(1.0)	-14%	Nutrition products, medical devices and human clinical trials
Environmental	17.1	20.7	3.9	3.7	3.6	21%	(0.2)	-4%	Environmental contractors and consultants
Sports & Entertainment	9.4	13.9	2.8	3.5	4.5	48%	0.7	23%	Amusement parks, campgrounds, arenas
Professional Liability	8.1	8.9	2.6	2.6	0.8	10%	(0.0)	-2%	E&O for non-medical professionals (lawyers, architects, engineers)
Medical Professionals	1.8	1.3	0.4	0.3	(0.6)	-30%	(0.1)	-32%	Non-standard physicians and dentists
Total E&S	**$833.7**	**$921.2**	**$204.3**	**$228.9**	**$87.5**	**10%**	**$24.6**	**12%**	
Core E&S	**$799.0**	**$883.2**	**$195.9**	**$222.4**	**$84.2**	**11%**	**$26.5**	**14%**	
Commercial Auto	**$34.6**	**$38.0**	**$8.4**	**$6.5**	**$3.3**	**10%**	**($1.9)**	**-22%**	

$ in millions

(1) A large commercial auto account which represented the bulk of our commercial auto gross written premium was exited in 2019.

JAMES RIVER GROUP HOLDINGS, LTD.

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Finding Profitable Growth Opportunities 10 Attractive underwriting conditions have allowed for meaningful growth in our Core E&S book at highly profitable margins Achieving meaningful scale at highly attractive rates – disciplined underwriting culture Highly profitable Core E&S underwriting margins, poised to benefit from expected rate increases in the current environment Remaining disciplined with quoting business, but binding a higher % as market capacity remains tight and renewal business grows PIF growth has been strong as we maintain our core, profitable small and middle market business focus 23% 23% 21% 21% 21% 21% 20% 29% 30% 34% 36% 41% 44% 44% 2017 2018 2019 2020 2021 2022 LTM 1Q23 Quote to Submission % Bind to Quote % $282 $334 $517 $669 $799 $883 $910 3% 10% 16% 32% 49% 64% 68% 2017 2018 2019 2020 2021 2022 LTM 1Q23 Core E&S GWP ($ MM) Compound Rate Change 85% 94% 93% 75% 84% 83% 84% 2017 2018 2019 2020 2021 2022 LTM 1Q23 Core E&S Combined Ratio 13.2 15.1 19.9 25.0 30.5 31.9 35.3 $21.4 $21.5 $24.9 $26.1 $23.9 $24.1 $24.6 2017 2018 2019 2020 2021 2022 LTM 1Q23 Policies in Force (000's) Avg. Premium Size ($000)

Specialty Admitted: Maintaining Underwriting Discipline

Fronting business continues to experience stable growth and have an active pipeline of opportunities

- Fronting business is a capital light, deal-driven business with limited risk retention.
- Lower risk fee-income complements our highly profitable Core E&S underwriting business.
- Increased demand for fronting paper driven by hard market conditions as start-ups and MGAs / MGUs search for capacity.
- We continue to see an active pipeline of opportunities while several of our existing programs continue to gain scale and push for rate increases.
- Workers' compensation gross written premium continued to declined in 1Q 2023 compared to the prior year quarter due to prudent portfolio management in the competitive market. Excluding workers' compensation, fronted programs premium increased during 1Q 2023 compared to the prior year quarter.

Fronted Programs Gross Written Premium (1)

Fronted programs premium represent 90% of the GWP of our Specialty Admitted Segment (1)



$323 $322 $334 $345 $370 $413 $424 $434 $433 $432 $435 $437 $439
Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23

Fee Income (1)

Consistent and predictable stream of earnings



$16 $18 $18 $19 $20 $20 $21 $23 $23 $24 $24 $24 $24
Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1 '23

$ in millions
(1) Presented on an LTM basis as of the period indicated.

JAMES RIVER GROUP HOLDINGS, LTD.
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0.0% 0.6% 0.6% 2.4% 2.4% 3.3% 4.5% 0% 27% 29% 33% 39% 62% 100% 12 We Represent a Unique Investment Opportunity LTM 1Q 2023 Cat Losses % of Loss Ratio (1) 2022 E&S DWP as a % of total GWP (2) Our focus on low volatility, niche casualty E&S business and prudent reinsurance purchasing results in little catastrophe exposure, differentiating us from specialty peers We are the 2 nd most concentrated company in terms of E&S exposure, providing investors concentrated exposure to an attractive market (3) 71% (3) Source: S&P Global Market Intelligence (and its affiliates, as applicable), SEC filings. (1) Represents total pre - tax catastrophe losses as disclosed in company filings divided by net earned premiums for the 12 months end ed March 31, 2023. (2) Statutory E&S direct written premium as defined and calculated by S&P Global Market Intelligence. Represents statutory E&S di rec t written premium divided by GAAP consolidated gross written premium. (3) GAAP E&S segment GWP represents 62% of total GWP, and total non - admitted GWP represents 71% of total GWP (including written and assumed business in other segments).

13 Capital Position Commentary • Completed issuance of Series A preferred shares in 1Q 2022, along with LPT transactions covering run off commercial auto in 3Q 2021 and the majority of Casualty Reinsurance segment reserves in 1Q 2022. • Have sustained low debt and financial leverage ratio in recent periods. • These actions have bolstered the balance sheet and position the business for expected profitable growth at the current strong pace in order to generate a compelling return on tangible common equity. • The movement in AOCI since the beginning of 2022 primarily reflects the changes in market values of our fixed maturity securities due to fluctuations in interest rates. These changes do not impact our leverage ratio, in accordance with our credit agreements. • Tangible equity per share excluding AOCI and tangible common equity per share excluding AOCI have increased due to positive net income available to common shareholders. $ and shares in millions, except per share figures. (1) Excluding restricted cash equivalents. (2) Leverage ratio, in accordance with the Company’s credit agreements, is calculated as adjusted consolidated debt / total capit al. Adjusted consolidated debt treats hybrid securities as equity capital up to 15% of total capitalization. Total capital is defined as total debt plus tangible equity excluding accumulated other comprehe nsi ve income. (3) Net written premium presented on an LTM basis as of the period indicated. Our balance sheet enables us to continue to capitalize on an extremely attractive P&C market Balance Sheet as of: 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q23 Assets Total Invested Assets $2,125.0 $2,038.0 $2,176.0 $2,192.3 $2,213.9 Cash and Cash Equivalents (1) 270.2 350.7 187.5 173.2 199.9 Goodwill and Intangible Assets 217.8 217.7 217.6 217.5 217.4 Total Assets 5,267.2 5,265.3 5,205.5 5,137.1 5,205.1 Liabilities and Shareholders' Equity Reserve for Losses and LAE 2,750.2 2,730.6 2,786.7 2,769.0 2,842.0 Deferred Reinsurance Gain - - 20.8 20.1 37.0 Senior Debt 222.3 222.3 222.3 222.3 222.3 Junior Subordinated Debt 104.1 104.1 104.1 104.1 104.1 Total Debt 326.4 326.4 326.4 326.4 326.4 Accumulated Other Comprehensive Income (AOCI) (56.0) (114.6) (175.2) (163.0) (132.1) Series A Redeemable Preferred Shares 144.9 144.9 144.9 144.9 144.9 Shareholders' Equity 647.7 594.4 526.8 553.8 590.9 Leverage Metrics Leverage Ratio (2) 23% 23% 23% 23% 23% Net Written Premium / Tangible Equity (3) 1.30x 1.43x 1.64x 1.49x 1.36x Per Share Metrics Shareholders’ Equity per Share $17.30 $15.87 $14.07 $14.78 $15.71 - Ex AOCI $18.79 $18.93 $18.75 $19.13 $19.22 Tangible Equity per Share $13.34 $12.10 $11.02 $11.63 $12.84 - Ex AOCI $14.64 $14.76 $15.09 $15.41 $15.89 Tangible Common Equity per Share $11.48 $10.06 $8.81 $9.51 $10.91 - Ex AOCI $12.97 $13.12 $13.49 $13.86 $14.42

Investment Portfolio

The Company holds a conservative portfolio given its focus on underwriting risk

Investment Portfolio as of March 31, 2023

Total Cash and Investments (excluding restricted cash): $2,414 MM


8%
1%
1%
6%
2%
3%
79%
Fixed Maturity Securities
Preferred Stock
Common Stock
Bank Loans
Other Invested Assets
Short-Term Investments
Cash and Cash Equivalents (excluding restricted cash)

Commentary

- Balanced portfolio focused on high quality fixed maturities, and a small allocation to unique strategies to enhance returns.
- Weighted average rating of A+ and 4.1 year(2) duration across the portfolio, similar to recent periods.
- Annualized gross investment yield increased primarily as a result of higher yields on fixed maturity securities and bank loan participations.
- Investment income increased in 1Q23 vs. 1Q22 due to:
  i. Higher yields on high grade fixed maturities as stronger reinvestment rates increased the book yield of the portfolio.
  ii. Income from bank loans increased due to higher base rates.
- Financial services exposure represents 14% of cash and investments, with a high concentration in global systemically important banks ("GSIBs") (9%) and limited exposure to regional banks (2%).
- CMBS exposure represents 6% of cash and investments and is diversified by vintage and property type: Industrial / Storage / Mixed Use (26%), Office (25%),Retail (21%), Multifamily (19%), Lodging (9%), and Agency (<1%) . Over 95% is AAA rated.
- There is no CRE or whole loan investments in office or any sectors that have undergone recent market pressure in the portfolio.

	Portfolio Statistics	
	1Q22	1Q23
Gross Investment Yield (1)	3.0%	4.2%
Average Duration (2)	4.1 years	4.1 years

	First Quarter		Change
Net Investment Income	2022	2023	(%)
Renewable Energy Investments	$2.7	$1.3	-53%
Other Private Investments	0.2	0.3	55%
All Other Net Investment Income	13.4	24.2	81%
Total Net Investment Income	$16.3	$25.8	58%

$ in millions
(1) Includes fixed maturity, bank loan and equity securities.
(2) Excluding restricted cash equivalents.

JAMES RIVER GROUP HOLDINGS, LTD.
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Key Investment Highlights 15 • Significant valuation upside when compared to public trading multiples of E&S focused peers Large and Expanding Addressable Market Valuation Upside Potential • Strengthened reserves as well as LPT transactions covering run off commercial auto and the majority of historical Casualty Reinsurance reserves, result in a significantly de - risked balance sheet Large and Expanding Addressable Market Well Capitalized and Strong Balance Sheet • Proven market leader with a focus on the small and middle market; one of the highest E&S concentrations with minimal property catastrophe exposure Large and Expanding Addressable Market Market Leading E&S Carrier • Robust E&S market poised for continued profitable growth driven by favorable macro trends and strong pricing conditions Large and Expanding Addressable Market Capitalizing on a ‘once in a generation’ pricing market • Track record of generating superior underwriting margins from our core niche casualty focused risks • Repositioned to focus on core strengths and key growth opportunities Large and Expanding Addressable Market Strong Track Record of Profitable Underwriting in Core Business

Appendix: 1Q 2023 Earnings

Consolidated Performance

$ in millions, except per share figures	1Q22	1Q23	% Change
Key Income Statement Items			
Gross Written Premium	$359.9	$363.9	1.1%
Net Written Premium	175.9	183.2	4.2%
Net Earned Premium	189.8	208.1	9.6%
Underwriting Profit	5.0	10.6	112.9%
Net Investment Income	16.3	25.8	58.4%
Adjusted Net Operating Income	13.9	21.6	55.7%
Underwriting Ratios			
Accident Year, ex-CAT Loss Ratio	67.9%	65.9%	(2.0)%
Catastrophe Losses	0.0%	0.0%	0.0%
Prior Year Development	3.6%	0.7%	(2.9)%
Loss Ratio	71.4%	66.5%	(4.9)%
Expense Ratio (1)	26.0%	28.4%	2.4%
Combined Ratio	97.4%	94.9%	(2.5)%
Accident Year, ex-CAT Combined Ratio	93.8%	94.2%	0.4%
Key Balance Sheet Items			
Shareholders' Equity per Share (2)	$17.30	$15.71	(8.0)%
Tangible Equity per Share (2)	$13.34	$12.84	(2.3)%
Tangible Equity per Share, excluding AOCI (2)	$14.64	$15.89	9.9%
Tangible Common Equity per Share (2)	$11.48	$10.91	(3.2)%
Tangible Common Equity per Share, excluding AOCI (2)	$12.97	$14.42	12.7%

Commentary

- Gross written premium increased 1%, as 12% growth in E&S was offset by a 1% decline in Specialty Admitted a 65% planned decline in Casualty Re.
- Net written premium increased 4% and net earned premium increased 10%, primarily driven by higher net retention within the excess casualty unit in the E&S segment and the individual risk workers' compensation unit in the Specialty Admitted segment.
- Net investment income increased 58% due largely to stronger income from fixed maturities, bank loans, and additional proceeds related to the sale of two renewable energy investments during the fourth quarter of 2022.
- The accident year loss ratio excluding catastrophes was 65.9% and decreased 2.0 points from the prior year quarter.
- Unfavorable prior year development of 0.6 points was primarily due to reserve strengthening in the Casualty Re segment, while the E&S and Specialty Admitted segments experienced modest favorable development.
- The expense ratio of 28.4% increased primarily due to changes in reinsurance structures that resulted in reduced ceding commission income.

(1) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in "Other income" in our Condensed Consolidated Income Statements of $1.1 million for the three months ended March 31, 2023 ($0.8 million in the respective prior year period), and a denominator of net earned premiums.
(2) % change is adjusted for dividends per common share paid from 2Q 2022 to 1Q 2023 totaling $0.20 per share.

JAMES RIVER GROUP HOLDINGS, LTD.
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18 E&S Segment Performance Commentary • Gross written premium increased 12% from the prior year quarter, primarily due to broad based growth across many underwriting segments including excess casualty, excess property, and manufacturers & contractors. • Net written and net earned premium increased 17% and 15%, respectively, due to higher premium retention and growth in gross written premium. • Renewal rate increases were 8.9% across the segment during the first quarter of 2023, which was the twenty - fifth consecutive quarter of renewal rate increases compounding to 67.7%. • The accident year loss ratio excluding catastrophes increased 1.0 point when compared to the prior year quarter, primarily reflecting a change in business mix. • There were no catastrophe losses in the current or prior year period . • Prior year development was de minimis during the first quarter of 2022 and 2023, with minimal favorable reserve development occurring in both periods. • The expense ratio of 21.3% increased 2.3 points compared to the prior year quarter driven by higher net commissions due to increased retention in the excess casualty underwriting segment. (1) Excludes impact of retroactive reinsurance. $ in millions % 1Q22 1Q23 Change Key Segment Results Gross Written Premium $204.3 $228.9 12.1% Net Written Premium 125.7 147.4 17.3% Net Earned Premium 131.3 151.4 15.3% Losses and Loss Adjustment Expenses (1) (84.9) (99.2) 16.8% Underwriting Expenses (24.9) (32.2) 29.1% Underwriting Profit 21.5 20.0 (6.8)% Underwriting Ratios Accident Year, ex-CAT Loss Ratio 64.7% 65.7% 1.0% Catastrophe Losses 0.0% 0.0% 0.0% Prior Year Development 0.0% (0.2)% (0.2)% Loss Ratio 64.7% 65.5% 0.8% Expense Ratio 19.0% 21.3% 2.3% Combined Ratio 83.7% 86.8% 3.1% Accident Year, ex-CAT Combined Ratio 83.7% 87.0% 3.3%

Specialty Admitted Segment Performance

$ in millions	1Q22	1Q23	% Change
Key Segment Results			
Gross Written Premium	$125.7	$124.6	(0.9)%
Net Written Premium	20.2	26.7	32.3%
Net Earned Premium	19.3	20.5	6.0%
Gross Fee Income	5.6	5.7	2.8%
Losses and Loss Adjustment Expenses	(15.4)	(15.5)	0.4%
Underwriting Expenses	(3.7)	(5.5)	48.6%
Underwriting (Loss) Profit (1)	0.2	(0.5)	NM
Underwriting Ratios			
Accident Year Loss Ratio	79.6%	76.5%	(3.1)%
Prior Year Development	0.3%	(0.8)%	(1.1)%
Loss Ratio	79.9%	75.6%	(4.3)%
Expense Ratio	19.0%	26.7%	7.7%
Combined Ratio	98.9%	102.3%	3.4%
Accident Year Combined Ratio	98.6%	103.1%	4.5%

Commentary

- Gross written premium decreased 1%, reflecting a 7.1% reduction in workers' compensation premiums, while the remaining segment premium grew 2.4% in the first quarter of 2023.
- Fronting and programs represented 90% of segment gross written premium for 1Q23.
- Workers' compensation gross written premium declined due to prudent portfolio management in a competitive market.
- Gross fee income increased 3% compared to the prior year quarter.
- The accident year loss ratio was 76.5% during 1Q23, or 3.1 points lower than the prior year quarter, primarily due to changes in retention and reinsurance structure of the individual risk workers' compensation business unit.
- Favorable prior year development was 0.9 points in the 1Q23, compared to modest strengthening in the prior year period.
- The expense ratio was 26.7% during 1Q23 compared to 19.0% in the prior year quarter due to the termination of an individual workers' compensation quota share treaty, resulting in higher retention along with reduced ceding commission income.

(1) Underwriting (Loss) Profit includes gross fee income of $5.7 million for the three months ended March 31, 2023 ($5.6 million for the same period in the prior year).

JAMES RIVER GROUP HOLDINGS, LTD.
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Casualty Reinsurance Segment Performance

$ in millions	1Q22	1Q23	% Change
Key Segment Results			
Gross Written Premium	$29.9	$10.4	(65.1)%
Net Written Premium	29.9	9.1	(69.7)%
Net Earned Premium	39.2	36.3	(7.5)%
Losses and Loss Adjustment Expenses [1]	(35.2)	(23.7)	(32.6)%
Underwriting Expenses	(12.8)	(12.2)	(4.5)%
Underwriting (Loss) Profit	(8.8)	0.3	NM
Underwriting Ratios			
Accident Year Loss Ratio	72.6%	60.3%	(12.3)%
Prior Year Development	17.3%	5.1%	(12.2)%
Loss Ratio	89.9%	65.5%	(24.4)%
Expense Ratio	32.6%	33.7%	1.1%
Combined Ratio	122.5%	99.2%	(23.3)%
Accident Year Combined Ratio	105.2%	94.1%	-11.1%

Commentary

- Gross written premium declined significantly compared to the prior year quarter as we decided to suspend writing business in the Casualty Reinsurance segment, which was communicated earlier this year. Written premium during 1Q23 was related to premium adjustments on in-force treaties.
- Since the earning patterns of the business can extend over multiple years, changes in net earned premium for this segment will lag the expected decline in gross and net written premium.
- During 1Q23, there was $1.9 MM or 5.2 points of adverse development on reserves not subject to the Casualty Reinsurance LPT.
- The Casualty Reinsurance segment reported a modest underwriting profit for 1Q23.

(1) Excludes impact of retroactive reinsurance.

JAMES RIVER GROUP HOLDINGS, LTD.

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Appendix: Underwriting Performance Ratios & Non - GAAP Reconciliation

Underwriting Performance Ratios

Underwriting Performance Ratios	2021	2022	1Q22	1Q23
Excess and Surplus Lines				
Loss Ratio	106.2%	65.9%	64.7%	65.5%
Impact of Retroactive Reinsurance	0.0%	2.8%	0.0%	7.7%
Loss Ratio Including Impact of Retroactive Reinsurance	106.2%	68.7%	64.7%	73.2%
Combined Ratio	125.0%	85.1%	83.7%	86.8%
Impact of Retroactive Reinsurance	0.0%	2.8%	0.0%	7.7%
Combined Ratio Including Impact of Retroactive Reinsurance	125.0%	87.9%	83.7%	94.5%
Casualty Reinsurance				
Loss Ratio	164.0%	73.2%	89.9%	65.5%
Impact of Retroactive Reinsurance	0.0%	3.2%	0.0%	14.2%
Loss Ratio Including Impact of Retroactive Reinsurance	164.0%	76.4%	89.9%	79.7%
Combined Ratio	187.6%	104.7%	112.5%	99.2%
Impact of Retroactive Reinsurance	0.0%	3.2%	0.0%	14.2%
Combined Ratio Including Impact of Retroactive Reinsurance	187.6%	107.9%	112.5%	113.4%
Consolidated				
Loss Ratio	113.9%	68.5%	71.4%	66.5%
Impact of Retroactive Reinsurance	0.0%	2.6%	0.0%	8.1%
Loss Ratio Including Impact of Retroactive Reinsurance	113.9%	71.1%	71.4%	74.6%
Combined Ratio	136.9%	93.5%	97.4%	94.9%
Impact of Retroactive Reinsurance	0.0%	2.6%	0.0%	8.1%
Combined Ratio Including Impact of Retroactive Reinsurance	136.9%	96.1%	97.4%	103.0%

Source: Company filings.

Note: During the first quarter of 2023, due to adverse trends on business subject to the commercial auto LPT agreement and the Casualty Reinsurance LPT agreement, the Company recognized adverse prior year development of $41.0 million and $7.8 million, respectively. The Company recorded retroactive reinsurance benefits of $32.0 million in loss and loss adjustment expenses and a deferred retroactive reinsurance gain of $37.0 million on the Balance Sheet.

Note: The above table provides the underwriting performance ratios of the Company inclusive of the business subject to retroactive reinsurance accounting for loss portfolio transfers. There is no economic impact to the Company over the life of a LPT contract so long as any additional losses subject to the contract are within the limit of the LPT and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting for loss portfolio transfers gives the users of our financial statements useful information in evaluating our current and ongoing operations.

Note: Under the terms of the agreement, the commercial auto LPT is not subject to an aggregate limit.

JAMES RIVER GROUP HOLDINGS, LTD.

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Non-GAAP Measures Reconciliation

Underwriting (Loss) Profit	12 Months Ended December 31, 2019	2020	2021	2022	1Q22	1Q23
Underwriting (Loss) Profit of the Operating Segments:						
Excess and Surplus Lines	$19.2	$9.8	($121.5)	$83.1	$21.5	$20.0
Specialty Admitted Insurance	5.9	4.2	9.7	4.2	0.2	(0.5)
Casualty Reinsurance	(7.2)	(18.4)	(117.5)	(6.4)	(8.8)	0.3
Total Underwriting (Loss) Profit of Operating Segments	**17.9**	**(4.4)**	**(229.3)**	**80.9**	**12.8**	**19.8**
Operating Expenses of Corporate and Other Segment	(27.7)	(29.4)	(27.6)	(31.3)	(7.9)	(9.3)
Underwriting (Loss) Profit [(1)]	**(9.8)**	**(33.8)**	**(256.9)**	**49.6**	**5.0**	**10.6**
Losses and Loss Adjustment Expenses - Retroactive Reinsurance	-	-	-	(20.1)	-	(16.9)
Net Investment Income	75.7	73.4	56.9	71.1	16.3	25.8
Net Realized and Unrealized (Losses) Gains on Investments	(2.9)	(16.0)	15.6	(28.3)	(5.0)	0.4
Other Income (Expense)	0.1	(1.0)	(2.2)	(5.0)	(0.3)	(0.4)
Interest Expense	(10.6)	(10.0)	(8.9)	(17.6)	(2.3)	(6.6)
Amortization of Intangible Assets	(0.6)	(0.5)	(0.4)	(0.4)	(0.1)	(0.1)
Consolidated Income (Loss) Before Taxes	**$51.9**	**$11.9**	**($196.0)**	**$49.4**	**$13.5**	**$12.7**

Adjusted Net Operating Income (Loss)	12 Months Ended December 31, 2019	2020	2021	2022	1Q22	1Q23
Income (Loss) Available to Common Shareholders	**$38.3**	**$4.8**	**($172.8)**	**$22.2**	**$9.3**	**$7.0**
Losses and Loss Adjustment Expenses - Retroactive Reinsurance	-	-	-	16.8	-	14.4
Net Realized and Unrealized (Gains) Losses on Investments	3.8	14.8	(13.3)	25.0	4.2	(0.4)
Other Expenses	0.8	1.6	1.8	5.5	0.3	0.6
Adjusted Net Operating Income (Loss)	**$42.9**	**$21.2**	**($184.2)**	**$69.5**	**$13.9**	**$21.6**

$ in millions

Source: Company filings.

(1) Included in underwriting (loss) profit for the twelve months ended December 31, 2022 and 2021 is gross fee income of $23.6 million and $22.7 million, respectively. Included in underwriting profit for the three months ended March 31, 2023 and 2022 is gross fee income of $5.7 million and $5.6 million, respectively.

JAMES RIVER GROUP HOLDINGS, LTD.

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Non-GAAP Measures Reconciliation

Tangible Equity & Tangible Common Equity	12 Months Ended December 31, 2019	2020	2021	2022	1Q22	1Q23
Shareholders' Equity	**$778.6**	**$795.6**	**$725.4**	**$553.8**	**$647.7**	**$590.9**
Plus: Series A Redeemable Preferred Shares	-	-	-	144.9	144.9	144.9
Plus: Deferred Reinsurance Gain	-	-	-	20.1	-	37.0
Less: Goodwill and Intangible Assets	(218.8)	(218.2)	(217.9)	(217.5)	(217.8)	(217.4)
Tangible Equity	**$559.8**	**$577.4**	**$507.5**	**$501.2**	**$574.8**	**$555.4**
Less: Series A Redeemable Preferred Shares	-	-	-	(144.9)	(144.9)	(144.9)
Tangible Common Equity	**$559.8**	**$577.4**	**$507.5**	**$356.4**	**$429.9**	**$410.5**
Accumulated Other Comprehensive Income (AOCI)	31.1	81.9	30.0	(163.0)	(56.0)	(132.1)
Shareholders' Equity, excluding AOCI	747.5	713.7	695.4	716.8	703.7	723.1
Tangible Equity, excluding AOCI	528.7	495.5	477.5	664.3	630.8	687.5
Tangible Common Equity, excluding AOCI	528.7	495.5	477.5	519.4	485.9	542.6
Common Shares Outstanding (000's)	30,424	30,649	37,373	37,470	37,448	37,619
Shares From Conversion of Series A Preferred	-	-	-	5,640	5,640	5,640
Shares Outstanding After Conversion of Series A Preferred	30,424	30,649	37,373	43,110	43,088	43,259
Shareholders' Equity per Share	**$25.59**	**$25.96**	**$19.41**	**$14.78**	**$17.30**	**$15.71**
- Shareholders' Equity per Share, excluding AOCI	**$24.57**	**$23.29**	**$18.61**	**$19.13**	**$18.79**	**$19.22**
Tangible Equity per Share	**$18.40**	**$18.84**	**$13.58**	**$11.63**	**$13.34**	**$12.84**
- Tangible Equity per Share, excluding AOCI	**$17.38**	**$16.17**	**$12.78**	**$15.41**	**$14.64**	**$15.89**
Tangible Common Equity per Share	**$18.40**	**$18.84**	**$13.58**	**$9.51**	**$11.48**	**$10.91**
- Tangible Common Equity per Share, excluding AOCI	**$17.38**	**$16.17**	**$12.78**	**$13.86**	**$12.97**	**$14.42**

$ in millions, except per share figures
Source: Company filings.

JAMES RIVER GROUP HOLDINGS, LTD.
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